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                                                                    May 29, 1998

                              THE RBB FUND, INC.

           AMENDMENT TO PLANS OF DISTRIBUTION PURSUANT TO RULE 12B-1


     Upon the resolution of the Board of Directors of The RBB Fund, Inc. (the "Fund"), the Plans of Distribution Pursuant to Rule 12b-1 (the "Plans") listed below hereby are amended as follows, effective as of the close of the New York Stock Exchange on May 29, 1998:

1. All references in the Plans to any specific entity that has acted distributor of the Fund are replaced with the generic term "the Distributor."

2. The third and fourth recitals on page 1 of each Plan, which contain outdated references, are deleted.


THE PLANS
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 .    Plan of Distribution Pursuant to Rule 12b-1 (Class G)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class H)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class I)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class J)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class K)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class L)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class M)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class N)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class O)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class P)
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 .    Amendment No. 1 to Plan of Distribution Pursuant to Rule 12b-1 (Classes A
     through Q)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Classes Alpha 1 through Alpha
     4)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Classes Beta 1 through Beta 4)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Classes Gamma 1 through Gamma
     4)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Classes Delta 1 through Delta
     4)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Classes Epsilon 1 through
     Epsilon 4)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Classes Eta 1 through Eta 4)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Classes Zeta 1 through Zeta 4)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Classes Theta 1 through Theta
     4)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class II)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class JJ)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class KK)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class LL)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class MM)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class NN)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class OO)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class PP)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class QQ)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class RR)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class SS)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class TT)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class UU)
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 .    Plan of Distribution Pursuant to Rule 12b-1 (Class VV)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class WW)

 .    Plan of Distribution Pursuant to Rule 12b-1 (Class XX)